UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 6, 2006

SCHIMATIC CASH TRANSATIONS NETWORK.COM, INC.
(Exact name of registrant as specified in its charter)

Florida	0-30544	88-0415947
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

330 East Warm Springs Road Las Vegas, Nevada		89119
(Address of principal executive offices)		(Zip Code)

(702) 361-3624
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01—ENTRY INTO A MATERIAL DEFINITVE AGREEMENT

On April 6, 2006, Schimatic Cash Transactions Network.com, Inc., a Florida corporation (the “Company”), and Phoenix Technology Holding Incorporated, a Turks and Caicos Islands company (“Phoenix”), entered into an exclusive License Agreement (the “Agreement”), which provides for Phoenix’s use, reproduction, manufacture, distribution, sale, and otherwise commercial exploitation of the Company’s patented loyalty technology (the “Technology”).

In exchange for the exclusive use of the Technology pursuant to the Agreement, Phoenix agreed to pay the Company, on a quarterly basis, a percentage of its revenues received related to sublicensing of the Technology, professional services, Core Development, Customization, Hosting and Helpdesk, and revenues received relating to any transactions otherwise utilizing the Technology. Further, Phoenix agreed to assume a certain portion of the Company’s then existing debt.

The foregoing description of the Agreement is qualified in its entirety by the full text of the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHIMATIC CASH TRANSATIONS NETWORK.COM, INC.

Date: January 4, 2007	By	/s/ Bernard McHale
Bernard McHale, Director

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